UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED): January 24, 2018

Highlight Networks, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-153575	26-1507527
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2371 Fenton Street, Chula Vista, CA	91914
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(619) 726 7603

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 19, 2018, the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment (the “Certificate of Amendment”) to its Articles of Incorporation (the “Articles of Incorporation”), increasing the total number of shares of all classes of capital stock which the corporation is authorized to issue from one hundred fifty million (150,000,000) shares of common stock, par value $0.001 per share, to one hundred seventy million (170,000,000) shares of stock, consisting of one hundred fifty million (150,000,000) shares of common stock, par value $0.001 per share (the "Common Stock") and twenty million (20,000,000) shares of preferred stock, par value $0.001 per share (the Preferred Stock") to be designated in classes or series and the number of each class or series and the voting powers, designations, preferences, limitations, restrictions, relative rights, and distinguishing designation of each class or series of stock as the Board of Directors shall determine in its sole discretion.

The Company’s shareholders approved the Certificate of Amendment by written consent of the holders of a majority of our issued and outstanding shares of voting stock dated July 16, 2013, as more specifically described in the Company's notice and information statement (the “Information Statement”) filed by the Company on August 15, 2013.

The Certificate of Amendment was filed on January 19, 2018 due to the fact that we learned that an original certificate of amendment, filed pursuant to the Information Statement, was rejected at filing as deficient by the Nevada Secretary of State in August 2013. As of January 24, 2018, we had 58,167,600 shares of Common Stock issued and outstanding, and no shares of Preferred Stock issued and outstanding.

 A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Document	Location

3.1	Certificate of Amendment to the Articles of Incorporation of Highlight Networks, Inc.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Highlight Networks, Inc.

By:	/s/ Jose R. Mayorquin
Name:	Jose R. Mayorquin
Title:	President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors

Dated:	January 24, 2018

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